                                                                 EXHIBIT 99.1


DESCRTPTION: PRESS RELEASE DATED NOVEMBER 2, 2000


[LOGO OF PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED]


FOR IMMEDIATE RELEASE

CONTACT:
Jordan Darrow, VP, Investor Relations
PRIMUS Telecommunications Group
(212) 703-0116
jdarrow@primustel.com


PRIMUS TELECOMMUNICATIONS REPORTS RECORD REVENUE AND GROSS MARGIN

DATA/INTERNET REVENUES RISE 275% FROM PRIOR YEAR; POSITIVE EBITDA FOR 6TH CONSECUTIVE QUARTER
-------------------------------------------------------------------------

         McLean, Virginia -- November 2, 2000 -- PRIMUS Telecommunications Group, Incorporated (Nasdaq: PRTL), a global facilities-based Total Service Provider offering data, Internet, web hosting, enhanced application, e-commerce and voice services on a bundled basis, today announced record revenue of $301 million and gross margin of $85 million in the third quarter of 2000. Revenue for the third quarter 2000 would have been approximately $320 million had fourth quarter 1999 exchange rates been in effect this quarter. Revenue and gross margin have now reached record levels consecutively in each of the past fourteen quarters. Data services revenue also reached a record level of $32 million in the third quarter and now constitutes 11% of total revenue.

         "This quarter witnessed substantial accomplishments to position PRIMUS as a premier provider of global data services," said K. Paul Singh, Chairman and Chief Executive Officer of PRIMUS. "Last fall, we projected that data services would represent 20% of overall revenues in five years. We have now exceeded over half of our goal in only one year. While this growth has exceeded our earlier expectations, we are now poised -- with the recent deployment of our global data network and web hosting centers -- to accelerate our data growth by targeting our primary customer segment of small- and medium-sized enterprises and other select retail customers with comprehensive communications solutions.

         "During the third quarter, we executed one of the previously outlined drivers for success -- deploying a network that will exploit the technology enabling the convergence of voice, data, Internet and video applications. We completed the first phase of the broadband asynchronous transfer mode (ATM) and Internet protocol (IP) network component of our global Application-Intelligent Network (AIN). The ATM+IP core backbone connects 18 PRIMUS sites in 17 cities in Europe, Asia-Pacific and North America. We also launched three `state-of-the-art' data centers in Australia, the US and the UK. PRIMUS now has seven data centers in six countries throughout our operating regions that are part of the AIN and connected by the Company's global network.

         "With the substantial network infrastructure in place, our focus will now be on exploiting the assets we have deployed. Specifically, our primary emphasis will be on selling data, Internet, hosting, applications, security and voice services on a bundled basis to maximize the utilization and return on our investment and to enable customers with our enhanced service solutions. We are now in a position to gain traction with expanded and energized distribution channels that will leverage our existing customer base and product suite."

         Mr. Singh concluded, "Even in these turbulent times where pressure on voice prices are driving some major players to restructure their businesses, and the adverse impact of foreign currency exchange rates do not appear to be abating, we expect PRIMUS to be able to grow its revenue modestly in the fourth quarter and remain EBITDA positive. In December, we plan to announce our goals for 2001 in a public statement."

THIRD QUARTER FINANCIAL RESULTS

         PRIMUS's net revenue in the third quarter of 2000 grew to a record $301 million, compared with $250 million for the third quarter of 1999, an increase of 20%, with an increase in each of the Company's major business regions. "Record revenue was reported in the third quarter of 2000 despite an approximately $19 million adverse impact of foreign currency exchange rates as compared to fourth quarter 1999 rate levels," stated Neil L. Hazard, Executive Vice President and Chief Financial Officer of PRIMUS. "On a year-over-year basis, third quarter net revenue in Europe increased 47% to $92 million; in North America net revenue increased 4% to $131 million; and in the Asia-Pacific region net revenue increased 27% to $78 million. Data/Internet revenues, including Voice-over-Internet Protocol (VoIP) revenues, totaled $32 million in the third quarter, which represents an increase of 275% year-over-year.

         "The geographic mix of the revenue base in the third quarter was 43% from North America, 31% from Europe and 26% from Asia-Pacific," Mr. Hazard added. "Europe showed strong regional growth in local currency while continuing to increase its share of our reported revenue mix despite the negative currency impact. North America revenues were flat from the previous quarter due to a modest negative currency impact, lower revenue from other carriers and conscious pruning of low revenue consumer customers in Canada. The mix of retail revenue for the third quarter of 2000 was 73.9% (31.8% business and 42.1% residential), as compared to 73.7% (31.2% business and 42.5% residential) in the second quarter of 2000, showing relative growth of the retail sector and the business segment in particular. In accordance with the Company's plan to focus on retail customers, the carrier segment's share of total revenue declined in the third quarter to 26.1% of revenues from 26.3% in the prior quarter. Half of carrier revenue originated in international markets, which typically have higher margins than in the US.

         Gross margin for the third quarter of 2000 increased 30%, reaching a record high of $85 million, compared with $66 million for the third quarter of 1999. As a percentage of net revenue, gross margin (which is computed after accounting for bad debt) for the third quarter of 2000 was 28.3%, up from 26.2% for the third quarter of 1999 and flat compared to the second quarter of 2000. The gross margin percentage remained flat from the previous quarter primarily as a result of declining prices in an increasingly competitive market for voice services, offset by an increase in higher margin data services and on-net revenues.

         Selling, general, and administrative (SG&A) expenses for the third quarter of 2000 were $83 million, or 27.6% of net revenue, compared with $62 million, or 24.6% of net revenue, for the third quarter of 1999, and 27.8% for the second quarter of 2000. The SG&A decrease from the second quarter reflects the Company's integration and rationalization of acquisitions and operations, including the implementation of automated systems for back office and support functions. These reductions were partially off-set by additional spending to grow the data business, including technical sales and engineering personnel staffing to ramp up the Company's managed hosting and applications services.

         PRIMUS has generated positive EBITDA for six consecutive quarters. EBITDA for the third quarter of 2000 was $2.0 million, as compared to $1.5 million in the second quarter of 2000, and $4.0 million in the third quarter of 1999. The Company's operating loss for the third quarter of 2000 was $(29.3) million, compared with $(10.5) million for the year-ago period. The net loss for the third quarter of 2000 was $(56.4) million, or $(1.40) per basic and diluted share, compared with a net loss of $(28.3) million, or $(0.98) per basic and diluted share, for the third quarter of 1999. The increases in operating and net losses are due to higher depreciation, amortization and interest expenses. The weighted average number of basic and diluted common shares outstanding this quarter was 40.3 million compared to 28.7 million for the third quarter of 1999.

         Capital expenditures for the third quarter of 2000 were approximately $60 million for continued network expansion, including deployment of the ATM+IP network and data centers, fiber optic cable capacity, data servers, and back office systems and software. PRIMUS's total investment in gross property, plant and equipment reached approximately $500 million at the end of September 2000. PRIMUS held cash and investments of $481 million at the end of September and, subsequent to the end of the quarter, received the remaining $25 million convertible debt investment from an existing strategic partner. "As previously stated, we believe our level of liquidity will allow us to fund our business plan through 2001," said Mr. Hazard. "In addition, we believe we have viable near term options including vendor financing from technology partners and lines of credit that could enhance our liquidity position by up to $100 million, which we believe would fund the Company beyond 2001."


                                       ***

PRIMUS Telecommunications Group, Incorporated (Nasdaq: PRTL) is a global facilities-based Total Service Provider offering bundled data, Internet, digital subscriber line (DSL), e-commerce, web hosting, enhanced application, virtual private network (VPN), voice and other value-added services. The Company owns and operates an extensive global network of owned and leased transmission facilities, including over 300 IP points-of-presence (POPs) and Internet peering relationships throughout the world, ownership interests in over 23 undersea fiber optic cable systems, 23 international gateway and domestic switches, a satellite earth station and a variety of operation relationships that allow the company to deliver traffic worldwide. PRIMUS has been expanding its e-commerce and Internet capabilities with the deployment of a global state-of-the-art broadband fiber optic ATM+IP network. Founded in 1994 and based in McLean, VA, the Company serves corporate, small- and medium-sized business, residential and data, ISP and telecommunication carrier customers primarily located in the North America, Europe and Asia-Pacific regions of the world. News and information are available at the Company's Web site at WWW.PRIMUSTEL.COM.

                                       ###

The statements in this release that are forward looking statements are based on current expectations and are not strictly historical statements, which may differ materially from actual results. Not strictly historical statements include, without limitation, those regarding management's plans, expectations, objectives, strategy, and timing for future operations and products such as roll-out of our network or data centers, product plans and performance, predictions or expectations of future growth, management's assessment of market factors, the availability of financing and future financial performance. Among factors that could cause actual results to differ materially are changes in business conditions; changes in the telecommunications or Internet industry or the general economy or capital markets; DSL, Internet and telecom competition; changes in service offerings or business strategies; inability to lease space for data centers at commercially reasonable rates; difficulty in provisioning Voice over IP services; changes in the regulatory schemes and regulatory enforcement in the markets in which we operate; restrictions on our ability to follow certain strategies or complete certain transactions as a result of our capital structure or debt covenants; the possible inability to raise capital when needed, or at all; risks associated with PRIMUS's limited DSL, Internet and web-hosting experience and expertise, entry into developing markets, and managing rapid growth; and risks associated with international operations (including foreign currency translation risks); dependence on effective information systems; dependence on third parties to enable us to expand and manage our global network and operations; and dependence on the implementation and performance of PRIMUS's global ATM+IP communications network. These factors are discussed more fully in PRIMUS's public filings, including its most recent 10Q and 10K filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. PRIMUS undertakes no obligation to update any forward-looking statements contained in this press release.

                               (Tables to follow)

                  PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                            THREE MONTHS                          NINE MONTHS
                                                         ENDED SEPTEMBER 30,                  ENDED SEPTEMBER 30,
                                               ----------------------------------      ----------------------------------
                                                    2000              1999                  2000               1999
                                               ----------------  ----------------      ----------------   ---------------
NET REVENUE                                        $  301,130        $  250,320            $  889,219        $  567,174
COST OF REVENUE                                       215,932           184,762               638,617           432,218
                                               ----------------  ----------------      ----------------   ---------------
GROSS MARGIN                                           85,198            65,558               250,602           134,956
                                               ----------------  ----------------      ----------------   ---------------
OPERATING EXPENSES
   Selling, general and administrative                 83,150            61,553               245,781           132,402
   Depreciation and amortization                       31,299            14,534                80,544            36,024
                                               ----------------  ----------------      ----------------   ---------------
       Total operating expenses                       114,449            76,087               326,325           168,426
                                               ----------------  ----------------      ----------------   ---------------
LOSS FROM OPERATIONS                                  (29,251)          (10,529)              (75,723)          (33,470)

INTEREST EXPENSE                                      (34,200)          (19,423)              (97,485)          (53,716)
INTEREST AND OTHER INCOME                               7,075             1,678                22,786             7,689
                                               ----------------  ----------------      ----------------   ---------------
LOSS BEFORE INCOME TAXES                              (56,376)          (28,274)             (150,422)          (79,497)
INCOME TAXES                                                -                 -                     -                 -
                                               ----------------  ----------------      ----------------   ---------------
NET LOSS                                           $  (56,376)       $  (28,274)           $ (150,422)       $  (79,497)
                                               ================  ================      ================   ===============
BASIC AND DILUTED NET
   LOSS PER COMMON SHARE                           $    (1.40)       $    (0.98)           $    (3.82)       $    (2.79)
                                               ================  ================      ================   ===============
WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING                           40,307            28,720                39,415            28,509
                                               ================  ================      ================   ===============
Other Data:
EBITDA                                             $    2,048        $    4,005            $    4,821        $    2,554
                                               ================  ================      ================   ===============



                  PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
                      CONDENSED CONSOLIDATED FINANCIAL DATA

                               BALANCE SHEET DATA
                                   (UNAUDITED)

                               SEPTEMBER 30, 2000
                                 (IN THOUSANDS)



Cash, cash equivalents, and marketable securities                                                $     480,694
Accounts receivable, net                                                                               211,447
Other current assets                                                                                    52,873
                                                                                           --------------------
     TOTAL CURRENT ASSETS                                                                              745,014
Property and equipment, net                                                                            409,263
Intangible assets                                                                                      542,612
Other assets                                                                                            52,360
                                                                                           --------------------
     TOTAL ASSETS                                                                                $   1,749,249
                                                                                           ====================

Accounts payable and accrued expenses                                                            $     320,162
Current portion of long-term obligations                                                                19,388
Accrued interest                                                                                        34,362
Other current liabilities                                                                               31,621
                                                                                           --------------------
     Total current liabilities                                                                         405,533

Non current portion of long-term obligations                                                         1,248,164
Other liabilities                                                                                        8,809
                                                                                           --------------------
     TOTAL LIABILITIES                                                                               1,662,506

Stockholders' equity                                                                                    86,743
                                                                                           --------------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                  $   1,749,249
                                                                                           ====================






------------------------------------------------------------------------------------------------------------
                                             OPERATIONAL DATA
                                  (THREE MONTHS ENDED SEPTEMBER 30, 2000)
------------------------------------------------------------------------------------------------------------
                                                           Minutes of Long-Distance Use ('000s)
                                               -------------------------------------------------------------
       Region           Net Revenue ($000s)           Total           International          Domestic
------------------------------------------------------------------------------------------------------------
North America                         $130,896             956,921              440,168             516,753
Europe                                  91,757             600,002              359,680             240,322
Asia-Pacific                            78,477             201,420               40,720             160,700

                     ---------------------------------------------------------------------------------------
Total                                 $301,130           1,758,343              840,568             917,775
------------------------------------------------------------------------------------------------------------
